Exhibit 99.21

Date:	May 21, 2008
To:	Wingate Capital Ltd. (“Wingate”)
From:	Kensington Financial Investments Ltd. (“Kensington”)
Re:	Credit Derivative Transaction

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Credit Derivative Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2003 ISDA Credit Derivatives Definitions as supplemented by the May 2003 Supplement and the 2005 Matrix Supplement to the 2003 ISDA Credit Derivatives Definitions (as so supplemented, the “2003 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA®”), are incorporated into this Confirmation. In the event of any inconsistency between the 2003 Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of November 29, 2007, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

1.    General Terms

Transaction Type:	North American Corporate
Trade Date:	May 21, 2008
Effective Date:	May 22, 2008
Scheduled Termination Date:	June 20, 2013
Floating Rate Payer:	Kensington
Fixed Rate Payer:	Wingate
Calculation Agent:	Citadel Limited Partnership
Calculation Agent City:	Chicago
Reference Entity:	E*Trade Financial Corporation
Reference Obligation(s):	The obligation(s) identified as follows:
	Maturity:	September 15, 2013
	Coupon:	7 3/8%
	CUSIP:	269246AM6

2.    Fixed Payments

Fixed Rate Payer Payment Date(s):
Each of March 20, June 20, September 20 and December 20 in each year, commencing on September 20, 2008 and ending on and including the earlier to occur of the Scheduled Termination Date and the Termination Date.

Preliminary Fixed Rate:	6.40%

Fixed Rate:
The Preliminary Fixed Rate was calculated by the Calculation Agent utilizing a fair market value with respect to the Reference Security as of the Trade Date. The Preliminary Fixed Rate shall be subject to adjustment as follows:

As soon as reasonably practicable following the Trade Date the Calculation Agent shall solicit a fairness opinion as to the Preliminary Fixed Rate from an internationally recognized expert in the valuation of the Reference Obligation. The fairness opinion shall specify a range (the “Fairness Fixed Rate Range”) within which the Preliminary Fixed Rate must fall in order to be subject to such fairness opinion.

(a) If the Preliminary Fixed Rate is within the Fairness Fixed Rate Range, the Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

(b) If the Preliminary Fixed Rate is not within the Fairness Fixed Rate Range, the Calculation Agent shall adjust the Preliminary Fixed Rate by an amount (which may be a positive or negative amount) (the “Adjustment Amount”) equal to the amount required such that the aggregate of the Preliminary Fixed Rate and the Adjustment Amount (the “Adjusted Preliminary Fixed Rate”) is an amount equal to the median of the Fairness Fixed Rate Range, and the Adjusted Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

3.    Floating Payment

Floating Rate Payer Calculation Amount:	USD 214,000,000

4.    Credit Events

Restructuring:	Not Applicable

5.    Notice and Account Details:

Notice and Account Details for Wingate:	To be provided.

Notice and Account Details for Kensington:	To be provided.

7.     Additional Terms:

Deliverable Obligation Category:	Reference Obligation Only

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours sincerely,

KENSINGTON FINANCIAL INVESTMENTS LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay___
Name: Christopher L. Ramsay
Title: Authorized Signatory

Confirmed as of the date first above written:

WINGATE CAPITAL LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay____
Name: Christopher L. Ramsay
Title: Authorized Signatory

Date:	May 21, 2008
To:	Wingate Capital Ltd. (“Wingate”)
From:	Kensington Financial Investments Ltd. (“Kensington”)
Re:	Credit Derivative Transaction

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Credit Derivative Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2003 ISDA Credit Derivatives Definitions as supplemented by the May 2003 Supplement and the 2005 Matrix Supplement to the 2003 ISDA Credit Derivatives Definitions (as so supplemented, the “2003 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA®”), are incorporated into this Confirmation. In the event of any inconsistency between the 2003 Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of November 29, 2007, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

1.    General Terms

Transaction Type:	North American Corporate
Trade Date:	May 21, 2008
Effective Date:	May 22, 2008
Scheduled Termination Date:	June 20, 2015
Floating Rate Payer:	Kensington
Fixed Rate Payer:	Wingate
Calculation Agent:	Citadel Limited Partnership
Calculation Agent City:	Chicago
Reference Entity:	E*Trade Financial Corporation
Reference Obligation(s):	The obligation(s) identified as follows:
	Maturity:	September 15, 2015
	Coupon:	7 7/8%
	CUSIP:	269246AP9

2.    Fixed Payments

Fixed Rate Payer Payment Date(s):
Each of March 20, June 20, September 20 and December 20 in each year, commencing on September 20, 2008 and ending on and including the earlier to occur of the Scheduled Termination Date and the Termination Date.

Preliminary Fixed Rate:	6.00%

Fixed Rate:
The Preliminary Fixed Rate was calculated by the Calculation Agent utilizing a fair market value with respect to the Reference Security as of the Trade Date. The Preliminary Fixed Rate shall be subject to adjustment as follows:

As soon as reasonably practicable following the Trade Date the Calculation Agent shall solicit a fairness opinion as to the Preliminary Fixed Rate from an internationally recognized expert in the valuation of the Reference Obligation. The fairness opinion shall specify a range (the “Fairness Fixed Rate Range”) within which the Preliminary Fixed Rate must fall in order to be subject to such fairness opinion.

(a) If the Preliminary Fixed Rate is within the Fairness Fixed Rate Range, the Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

(b) If the Preliminary Fixed Rate is not within the Fairness Fixed Rate Range, the Calculation Agent shall adjust the Preliminary Fixed Rate by an amount (which may be a positive or negative amount) (the “Adjustment Amount”) equal to the amount required such that the aggregate of the Preliminary Fixed Rate and the Adjustment Amount (the “Adjusted Preliminary Fixed Rate”) is an amount equal to the median of the Fairness Fixed Rate Range, and the Adjusted Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

3.    Floating Payment

Floating Rate Payer Calculation Amount:	USD 97,000,000

4.    Credit Events

Restructuring:	Not Applicable

5.    Notice and Account Details:

Notice and Account Details for Wingate:	To be provided.

Notice and Account Details for Kensington:	To be provided.

7.     Additional Terms:

Deliverable Obligation Category:	Reference Obligation Only

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours sincerely,

KENSINGTON FINANCIAL INVESTMENTS LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay____
Name: Christopher L. Ramsay
Title: Authorized Signatory

Confirmed as of the date first above written:

WINGATE CAPITAL LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay____
Name: Christopher L. Ramsay
Title: Authorized Signatory

Date:	May 21, 2008
To:	Wingate Capital Ltd. (“Wingate”)
From:	Kensington Financial Investments Ltd. (“Kensington”)
Re:	Credit Derivative Transaction

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Credit Derivative Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2003 ISDA Credit Derivatives Definitions as supplemented by the May 2003 Supplement and the 2005 Matrix Supplement to the 2003 ISDA Credit Derivatives Definitions (as so supplemented, the “2003 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA®”), are incorporated into this Confirmation. In the event of any inconsistency between the 2003 Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of November 29, 2007, as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

1.    General Terms

Transaction Type:	North American Corporate
Trade Date:	May 21, 2008
Effective Date:	May 22, 2008
Scheduled Termination Date:	March 20, 2011
Floating Rate Payer:	Kensington
Fixed Rate Payer:	Wingate
Calculation Agent:	Citadel Limited Partnership
Calculation Agent City:	Chicago
Reference Entity:	E*Trade Financial Corporation
Reference Obligation(s):	The obligation(s) identified as follows:
Maturity: June 15, 2011
Coupon: 8%
CUSIP: 269246AF1

2.    Fixed Payments

Fixed Rate Payer Payment Date(s):
Each of March 20, June 20, September 20 and December 20 in each year, commencing on September 20, 2008 and ending on and including the earlier to occur of the Scheduled Termination Date and the Termination Date.

Preliminary Fixed Rate:	6.80%

Fixed Rate:
The Preliminary Fixed Rate was calculated by the Calculation Agent utilizing a fair market value with respect to the Reference Security as of the Trade Date. The Preliminary Fixed Rate shall be subject to adjustment as follows:

As soon as reasonably practicable following the Trade Date the Calculation Agent shall solicit a fairness opinion as to the Preliminary Fixed Rate from an internationally recognized expert in the valuation of the Reference Obligation. The fairness opinion shall specify a range (the “Fairness Fixed Rate Range”) within which the Preliminary Fixed Rate must fall in order to be subject to such fairness opinion.

(a) If the Preliminary Fixed Rate is within the Fairness Fixed Rate Range, the Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

(b) If the Preliminary Fixed Rate is not within the Fairness Fixed Rate Range, the Calculation Agent shall adjust the Preliminary Fixed Rate by an amount (which may be a positive or negative amount) (the “Adjustment Amount”) equal to the amount required such that the aggregate of the Preliminary Fixed Rate and the Adjustment Amount (the “Adjusted Preliminary Fixed Rate”) is an amount equal to the median of the Fairness Fixed Rate Range, and the Adjusted Preliminary Fixed Rate shall be the Fixed Rate with respect to this Transaction.

3.    Floating Payment

Floating Rate Payer Calculation Amount:                        USD 220,000,000

4.    Credit Events

Restructuring:                                                      Not Applicable

5.    Notice and Account Details:

Notice and Account Details for Wingate:	To be provided.

Notice and Account Details for Kensington:	To be provided.

7.    Additional Terms:

Deliverable Obligation Category:                                        Reference Obligation Only

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours sincerely,

KENSINGTON FINANCIAL INVESTMENTS LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay____
Name: Christopher L. Ramsay
Title: Authorized Signatory

Confirmed as of the date first above written:

WINGATE CAPITAL LTD.
By: Citadel Limited Partnership, portfolio manager

By:	/s/Christopher L. Ramsay____
Name: Christopher L. Ramsay
Title: Authorized Signatory